UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/19/2010

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

Tesco Corporation ("TESCO") held its Annual General Meeting of Shareholders ("the Meeting") on May 19, 2010. Set forth below are the matters acted upon by TESCO's shareholders ("the Shareholders") at the Meeting and the final voting results of each proposal.

Proposal One	Election of Directors

The Shareholders voted to elect eight (8) Director Nominees to hold office until the next annual general meeting or until their successors have been qualified and duly elected or appointed. The voting results were as follows:

Director Nominee	For	Withheld	Abstaining	Broker Non Votes
Fred J. Dyment	28,945,084	801,368	0	3,037,704
Gary L. Kott	28,926,657	819,811	0	3,037,704
R. Vance Milligan QC	26,458,096	3,288,372	0	3,037,704
Julio M. Quintana	29,648,058	98,434	0	3,037,704
John T. Reynolds	29,648,835	97,633	0	3,037,704
Norman W. Robertson	29,634,120	112,348	0	3,037,704
Michael W. Sutherlin	29,614,127	132,325	0	3,037,704
Clifton T. Weatherford	28,792,462	954,006	0	3,037,704

Proposal Two                                Ratification of the Appointment of the Independent Auditors

The Shareholders voted to appoint PricewaterhouseCoopers LLP, as TESCO's independent registered public accounting firm to hold office until the close of the next annual general meeting. The voting results were as follows:

For	Withheld	Abstaining	Broker Non Votes
32,734,548	49,657	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TESCO CORPORATION

Date: May 20, 2010	By:	/s/ James A. Lank
James A. Lank, Senior Vice President General Counsel and Corporate Secretary